CONFIRMATION OF OVERRIDING ROYALTY INTEREST

                       IN FEDERAL COAL LEASE NO. C-01538

     This Confirmation of Overriding Royalty Interest in Federal Coal Lease No. C-01538 ("Confirmation") is made March 7, 1995, by Powderhorn Properties Company ("Powderhorn") for Frank G. Cooley and Mega Holding Corp. (collectively "Grantees").

                                    Recitals

A. The predecessors in interest of Powderhorn and of Grantees entered into an Agreement to Exercise Purchase Option ("GEX Agreement") dated November 20, 1976 (effective as of November 1, 1976) which describes, inter alia, an overriding royalty interest (the "Override") to be paid by General Exploration Co. ("GEX") to the predecessors in interest of Grantees equal to $.50 per ton for each ton of coal mined from certain properties. The GEX Agreement is attached hereto as Exhibit "A" and incorporated herein by this reference.

     B. The properties subject to the Override include Federal Coal Lease No. C-01538 which is limited to the coal deposits in 2,720 acres of land, more or less, located in Mesa County, Colorado, more particularly described as follows:

      Township 10 South, Range 98 West, 6th P.M.
      ------------------------------------------
      Section 20:  S1/2, S1/2N1/2
      Section 21:  S1/2, S1/2N1/2
      Section 22:  SW1/4SE1/4, S1/2S1/2SW1/4 (coal in Cameo B seam only)
      Section 27:  E1/2NW1/4 (coal in Cameo B seam only)
      Section 28   W1/2NW1/4
      Section 29:  All
      Section 32   All
      Section 33:  NW1/4, N1/2SW1/4

     C. GEX and the predecessors in interest of Grantees entered into a letter agreement ("Letter Agreement") dated May 25, 1977, regarding the terms of advance royalty payments provided in the GEX Agreement.

     D. The Override in Federal Coal Lease No. C-01538 was conveyed to the Grantees' predecessors in interest by an Assignment of Overriding Royalty dated May 27, 1977, which was recording January 12, 1978 in Book 1133, Page 685 of the official real estate records of Mesa County, Colorado ("County Records").

     E. Grantees Frank G. Cooley and Mega Holding Corp. acquired interests in the Override in Federal Coal Lease No. C-01538 pursuant to four separate Assignments of

Overriding Royalties dated as of June 11, 1979, which were recorded January 12, 1982 in Book 1352, Page 293, 302, 311 and 320 of the County Records.

     F. Powderhorn assumed the obligations of GEX and its affiliates to Grantees under the GEX Agreement and the Assignment of Overriding Royalty described in Recital D pursuant to an Assumption Agreement dated December 31, 1981.

     G. Cameo Land Company, an affiliate of GEX, assigned all of its record title to Federal Coal Lease No. C-01538 to Powderhorn in an instrument dated December 31, 1981, which assignment was approved by the Bureau of Land Management ("BLM") in a Decision dated November 30, 1984. Powderhorn subleased its interest in Federal Coal Lease No. C-01538 to Powderhorn Coal Company, reserving an overriding royalty interest more specifically described therein. This sublease and the overriding royalty reserved by Powderhorn were approved by the BLM in a Decision dated January 30, 1987.

     H. In compliance with the Order dated August 8, 1994, as amended by the Order dated September 29, 1994, in Silengo, et al. v. Powderhorn Properties Company, et al., Case No. 90 CV 58, Division B, District Court, Mesa County, Colorado, Powderhorn herein confirm the prior assignment of proportionate shares of the Override in Federal Coal Lease No. C-01538 to Grantees in order that Grantees may seek approval of their ownership of their proportionate shares of the Override in Federal Coal Lease No. C-01538 from the BLM. This Confirmation is not intended to grant or otherwise transfer to Grantees additional shares in the Override beyond those set forth in the Assignments described in Recital E.

                                  Confirmation

     Pursuant to the Orders described in Recital H, Powderhorn does hereby confirm the grant and assignment unto Grantees of the respective proportionate shares of the Override in Federal Coal Lease No. C-01538 set forth opposite their names below:

Name                                        Interest
Frank G. Cooley                     $0.02125 per Ton (4.25% of $.50/Ton)
                                    (Annual Advance Minimum Payment due
                                    January 31: $6,375)

Mega Holding Corp.                  $.0425 per Ton (8.5% of $.50/Ton)
                                    (Annual Advance Minimum Payment due
                                    January 31: $12,750)

     This confirmation is made subject to the following:

     1. The GEX Agreement; the Letter Agreement, the Assignments and the Assumption Agreement described in Recitals C, D, E and F above; the Orders of the Court described in Recital H above; and the Order of the Court dated November 245, 1992, which was partially vacated by the Order dated September 16, 1993. Any conflict between this Confirmation and the terms of the instruments and Court Orders identified in this paragraph shall be governed by those instruments and Orders.

     2. The proportionate shares of the Override in Federal Coal Lease No. C-01538 confirmed herein shall be payable from the overriding royalty interest reserved by Powderhorn in the sublease referred to in Recital G above and not in addition thereto. If and when the overriding royalty interest reserved by Powderhorn in said sublease is extinguished, Grantees' proportionate shares of the Override in "Federal Coal Lease C-0`1538 shall survive and remain payable, in accordance with the terms of the Override, from the interest of Powderhorn and its successors and assigns.

     3.  Powderhorn  Coal  Company  executes  this   Confirmation  in  order  to
acknowledge its consent hereto.

     IN WITNESS WHEREOF, this Confirmation is executed by:

                              POWDERHORN PROPERTIES
                              COMPANY
                              By: River Properties Corp., General Partner
ATTEST:

By: /s/ E. L. Sullivan        By: /s/ P. B. Lilly, President
   ---------------------          -----------------------------
                                  P. B. Lilly, President


                              POWDERHORN COAL COMPANY
                              By: Canyon Coal Corp., General Partner
ATTEST:

By: /s/ E. L. Sullivan        By: /s/ P. B. Lilly
   -----------------------       -----------------------
                                  P. B. Lilly, President

STATE OF Missouri   )
                    ) ss.
COUNTY OF St. Louis )

     The foregoing instrument was acknowledged before me this 7th day of March, 1995 by P. B. Lilly, as President of River Properties Corp., General Partner of Powderhorn Properties Company, a general partnership, and as President of Canyon Coal Corp., General Partner of Powderhorn Coal Company, a general partnership.


                                     /s/Patricia Bacon
                                     ----------------------------

My Commission expires:---------         PATRICIA BACON
                                   Notary Public - Notary Seal
                                       STATE OF MISSOURI
                                        St. Louis County
                                My Commission Expires May 18, 1998